Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 28, 2018, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2017 and 2016 and for each of the years in the two year period ended December 31, 2017.

/s/ Friedman LLP

East Hanover, New Jersey
November 15, 2018